UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2014

Charles River Laboratories International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15943	06-1397316
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

251 Ballardvale St., Wilmington, Massachusetts		01887
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-222-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 1, 2014, the Board of Directors of Charles River Laboratories International, Inc. (the "Company") amended the Company's amended and restated bylaws. A copy of the amended bylaws is attached as Exhibit 3.2. The amendment revises section 1.10 of the second amended and restated bylaws to provide for a majority vote standard for election of directors in uncontested elections.

Item 8.01 Other Events.

On December 1, 2014, the Strategic Planning and Capital Allocation Committee of the Board of Directors of the Company increased the Company’s stock repurchase authorization by an incremental $150 million, to an aggregate amount of $1.15 billion.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

December 2, 2014	By:	Matthew Daniel

Name: Matthew Daniel
Title: Corporate Vice President, Legal Compliance & Deputy General Counsel

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Exhibit Index

Exhibit No.	Description

3.2	Third Amended and Restated By-laws of Charles River Laboratories International, Inc.